Exhibit 99.1

CARDIOVASCULAR SYSTEMS REPORTS FISCAL 2016
FIRST-QUARTER FINANCIAL RESULTS

Conference Call Scheduled for Today, November 4, 2015, at 3:45 PM CT (4:45 PM ET)

•	Revenues of $43.9 million and net loss of $(0.41) per share were in line with preliminary results guidance range

•	Company enrolls first patients in OPTIMIZE study

•	LIBERTY 360° study update provided at VIVA Conference; enrollment exceeds 1,100, including over 600 patients with Rutherford classification stages of 4, 5 and 6

•	TRUTH study demonstrates that CSI’s Orbital Atherectomy System is effective at reducing and modifying calcium

St. Paul, Minn., November 4, 2015 - Cardiovascular Systems, Inc. (CSI) (NASDAQ: CSII), a medical device company developing and commercializing innovative interventional treatment systems for peripheral and coronary artery disease, today reported financial results for its fiscal first quarter ended September 30, 2015, that were in line with the preliminary results reported on October 7, 2015.

The company’s first quarter revenues of fiscal 2016 were $43.9 million, an 11% increase from $39.5 million in the fiscal first quarter of 2015, excluding $1.9 million from the sale of Asahi guide wires in the prior-year period. Coronary units sold increased 76% to over 2,200, while peripheral units sold increased 9% to over 11,000. Customer reorder revenues remained strong at 97% of total revenue, similar to the comparable period one year ago.

David L. Martin, CSI’s President and Chief Executive Officer, said, “Our sales optimization strategy to train our sales representatives to sell both our coronary and peripheral product lines in focused territories, while expanding our sales force, is a significant undertaking. However, we believe it’s the right strategy for sustained revenue growth and future profitability. In October, we made several adjustments to our strategy to improve implementation, which should result in improved performance in the second half of fiscal year 2016.”

CSI’s fiscal 2016 first-quarter gross profit margin increased to 80.0% from 78.5%, reflecting unit cost reductions over the prior-year period. Net loss was $(13.3) million, or $(0.41) per common share, compared to a net loss of $(8.2) million, or $(0.26) per common share, in the fiscal 2015 first quarter. Adjusted EBITDA loss was $(8.2) million compared to $(4.2) million a year earlier. Overall, expense levels were lower than anticipated, primarily due to a fewer number of sales representatives than expected and timing of projects and studies.

Cardiovascular Systems Enrolls First Patients In OPTIMIZE Study
On October 28, CSI enrolled the first patients in its OPTIMIZE peripheral Orbital Atherectomy System (OAS) study. OPTIMIZE is a prospective, randomized, multi-center, post-market pilot study enrolling up to 50 subjects at up to 10 study sites in Europe. The study will evaluate the acute and long-term clinical outcomes of orbital atherectomy with adjunctive drug-coated balloon (DCB) angioplasty versus DCB angioplasty alone for treatment of Peripheral Artery Disease (PAD). Specifically, the study will look at patients with calcified below the knee (BTK) lesions. OPTIMIZE also will compare the economic outcomes between the patient groups.

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Cardiovascular Systems, Inc.
November 4, 2015

Professor Marianne Brodmann, M.D., Director of the Division of Angiology, Medical University of Graz, Austria, performed the first procedure on October 28 together with Hannes Deutschmann, Director of the Vascular and Interventional Department of Radiology, Medical University of Graz, Austria and Dr. Franz Hafner.

“Studying the combination of orbital atherectomy and drug-coated balloon angioplasty is an important step in our commitment to minimize the adverse consequences of PAD for the millions of people afflicted with calcified artery disease and to dramatically reduce the number of amputations performed,” said Martin. “Our goal is to show that for calcified BTK arteries, pre-treatment with orbital atherectomy followed with DCB will improve outcomes compared to DCB angioplasty alone.”

LIBERTY 360° Study Enrollment Shared at VIVA Conference
LIBERTY 360° is a prospective, observational, multi-center clinical study evaluating acute and long-term clinical, quality of life and economic outcomes of endovascular device intervention in patients with distal outflow peripheral arterial disease.

At VIVA, Dr. George Adams provided updated enrollment statistics for LIBERTY 360°. He noted that over 1,100 patients have been enrolled to date, including over 600 patients that have advanced disease, with Rutherford classification stages of 4, 5 and 6. CSI is currently enrolling up to 1,200 patients in this study, with anticipated enrollment completion in early calendar 2016. Demographic data from this study is expected to be presented in early 2016.

TRUTH Study
One-year results from CSI’s Tissue Removal Assessment with Ultrasound of the SFA and Popliteal (TRUTH) study, a prospective, single-arm, non-randomized feasibility study of 25 patients were recently featured in Vascular and Endovascular Surgery.

It is the first study to present detailed IVUS measurements of plaque modification during treatment of calcified lesions via orbital atherectomy in patients with PAD. TRUTH data was compiled using an independent virtual histology - IVUS core laboratory. The results demonstrated that OAS treatment is effective at reducing and modifying calcium from lesions, resulting in low acute complications and improved Rutherford classification. The minimum lumen area increased from 4 mm² to over 9 mm² and, after 12 months, freedom from target lesion revascularization was about 92%. Calcium reduction was responsible for 86% of the lumen area increase.

Fiscal 2016 Second-Quarter Outlook
Martin said, “As part of our sales optimization refinements, we reduced revenue expectations for our sales representatives to allow more time to drive sustainable adoption in their accounts. We’ve also added a significant number of new representatives who will have limited initial productivity, which will improve over time. These factors have reduced near term financial performance; however, we expect improvement in the second half of this fiscal year and beyond.”

For the fiscal 2016 second quarter ending December 31, 2015, CSI anticipates:

•	Revenue in a range of $42.5 million to $44.0 million;

•	Gross profit as a percentage of revenues similar to the first quarter of fiscal 2016;

•	Operating expenses approximately 5% higher than the first quarter of fiscal 2016, primarily due to a greater number of sales representatives and the timing of projects and studies; and

•	Net loss in the range of $(15.8) million to $(16.7) million, or loss per common share ranging from $(0.49) to $(0.51), assuming 32.6 million average shares outstanding.

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Cardiovascular Systems, Inc.
November 4, 2015

Conference Call Today at 3:45 p.m. CT (4:45 p.m. ET)
Cardiovascular Systems, Inc. will host a live conference call and webcast of its fiscal fourth-quarter results today, November 4, 2015, at 3:45 p.m. CT (4:45 p.m. ET). To access the call, dial (877) 201-0168 and enter the access number 65027583. Please dial in at least 10 minutes prior to the call. To listen to the live webcast, go to the investor section of the company’s website, www.csi360.com, and click on the webcast icon.

For an audio replay of the conference call, dial (855) 859-2056 and enter 65027583. The audio replay will be available beginning at 6:45 p.m. CT on Wednesday, November 4, 2015, through 10:59 p.m. CT on Wednesday, November 11, 2015.

Use of Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), CSI uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the consolidated statements of operations. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP.

About Peripheral Artery Disease (PAD)
As many as 18 million Americans, most over age 65, suffer from PAD, which is caused by the accumulation of plaque in peripheral arteries (commonly the pelvis or leg) reducing blood flow. Symptoms include leg pain when walking or at rest. Left untreated, PAD can lead to severe pain, immobility, non-healing wounds and eventually limb amputation. With risk factors such as diabetes and obesity on the rise, the prevalence of PAD is growing at double-digit rates.

Millions of patients with PAD may benefit from treatment with orbital atherectomy utilizing the Stealth 360 and Diamondback 360 Peripheral Orbital Atherectomy Systems, minimally invasive catheter systems developed and manufactured by CSI. These systems use a diamond-coated crown, attached to an orbiting shaft, which sands away plaque while preserving healthy vessel tissue - a critical factor in preventing reoccurrences. Balloon angioplasty and stents have significant shortcomings in treating hard, calcified lesions. Stents are prone to fractures and high recurrence rates, and treatment of hard, calcified lesions often leads to vessel damage and suboptimal results.

About Coronary Artery Disease (CAD)
CAD is a life-threatening condition and a leading cause of death in men and women in the United States. CAD occurs when a fatty material called plaque builds up on the walls of arteries that supply blood to the heart. The plaque buildup causes the arteries to harden and narrow (atherosclerosis), reducing blood flow. The risk of CAD increases if a person has one or more of the following: high blood pressure, abnormal cholesterol levels, diabetes, or family history of early heart disease. According to the American Heart Association, 16.3 million people in the United States have been diagnosed with CAD, the most common form of heart disease. Heart disease claims more than 600,000 lives in the United States each year. According to estimates, significant arterial calcium is present in nearly 40% of patients undergoing a percutaneous coronary intervention (PCI). Significant calcium contributes to poor outcomes and higher treatment costs in coronary interventions when traditional therapies are used, including a significantly higher occurrence of death and major adverse cardiac events (MACE).

About Cardiovascular Systems, Inc.
Cardiovascular Systems, Inc., based in St. Paul, Minn., is a medical device company focused on developing and commercializing innovative solutions for treating vascular and coronary disease. The company’s Orbital Atherectomy Systems treat calcified and fibrotic plaque in arterial vessels throughout the leg and heart in a few minutes of treatment time, and address many of the limitations associated with existing surgical, catheter and pharmacological treatment alternatives. The U.S. FDA granted 510(k)

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Cardiovascular Systems, Inc.
November 4, 2015

clearance for the use of the Diamondback Orbital Atherectomy System in peripheral arteries in August 2007. In October 2013, the company received FDA approval for the use of the Diamondback Orbital Atherectomy System in coronary arteries. The Stealth 360® Peripheral Orbital Atherectomy System (OAS) received CE Mark in October 2014. To date, over 220,000 of CSI’s devices have been sold to leading institutions across the United States. For more information, visit the company’s website at www.csi360.com.

Safe Harbor
Certain statements in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are provided under the protection of the safe harbor for forward-looking statements provided by that Act. For example, statements in this press release regarding (i) our belief that our sales optimization strategy is the right strategy for sustained revenue growth and future profitability; (ii) our expectation that the adjustments we made to our strategy to improve implementation should result in improved performance in the second half of fiscal year 2016; (iii) the OPTIMIZE study, including the number of patients to be enrolled and the number of study sites; (iv) the LIBERTY 360° trial, including the number of patients expected to be enrolled, the timing of enrollment, and the timing of the release of data from the study; (v) our expectation that reducing revenue expectations for our sales representatives and adding a significant number of new representatives will improve growth in the second half of this fiscal year and beyond; and (vi) anticipated revenue, gross profit, operating expenses, and net loss. These statements involve risks and uncertainties that could cause results to differ materially from those projected, including, but not limited to, regulatory developments in the U.S. and foreign countries; FDA and similar foreign clearances and approvals; approval of our products for distribution in foreign countries; approval of products for reimbursement and the level of reimbursement; dependence on market growth; the experience of physicians regarding the effectiveness and reliability of CSI’s products; the reluctance of physicians, hospitals and other organizations to accept new products; the potential for unanticipated delays in enrolling medical centers and patients for clinical trials; actual clinical trial and study results; the impact of competitive products and pricing; unanticipated developments affecting our estimates regarding expenses, future revenues and capital requirements; the difficulty to successfully manage operating costs; our inability to expand our sales and marketing organization; our ability to manage employee turnover, growth and training; our actual research and development efforts and needs; fluctuations in results and expenses based on new product introductions, sales mix, unanticipated warranty claims, and the timing of project expenditures; general economic conditions; and other factors detailed from time to time in CSI’s SEC reports, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. CSI encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, CSI's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and CSI undertakes no obligation to update them to reflect subsequent events or circumstances.

Product Disclosures:

Peripheral Products
The Stealth 360® PAD System and Diamondback 360® PAD System are percutaneous orbital atherectomy systems indicated for use as therapy in patients with occlusive atherosclerotic disease in peripheral arteries and stenotic material from artificial arteriovenous dialysis fistulae. The systems are contraindicated for use in coronary arteries, bypass grafts, stents or where thrombus or dissections are present. Although the incidence of adverse events is rare, potential events that can occur with atherectomy include: pain, hypotension, CVA/TIA, death, dissection, perforation, distal embolization, thrombus formation, hematuria, abrupt or acute vessel closure, or arterial spasm.

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Cardiovascular Systems, Inc.
November 4, 2015

Coronary Product
Indications: The Diamondback 360® Coronary Orbital Atherectomy System (OAS) is a percutaneous orbital atherectomy system indicated to facilitate stent delivery in patients with coronary artery disease (CAD) who are acceptable candidates for PTCA or stenting due to de novo, severely calcified coronary artery lesions.

Contraindications: The OAS is contraindicated when the ViperWire guide wire cannot pass across the coronary lesion or the target lesion is within a bypass graft or stent. The OAS is contraindicated when the patient is not an appropriate candidate for bypass surgery, angioplasty, or atherectomy therapy, or has angiographic evidence of thrombus, or has only one open vessel, or has angiographic evidence of significant dissection at the treatment site and for women who are pregnant or children.

Warnings/Precautions: Performing treatment in excessively tortuous vessels or bifurcations may result in vessel damage; The OAS was only evaluated in severely calcified lesions, A temporary pacing lead may be necessary when treating lesions in the right coronary and circumflex arteries; On-site surgical back-up should be included as a clinical consideration; Use in patients with an ejection fraction (EF) of less than 25% has not been evaluated. See the instructions for use before performing Diamondback 360 Coronary OAS procedures for detailed information regarding the procedure, indications, contraindications, warnings, precautions, and potential adverse events. For further information call CSI at 1-877-274-0901 and/or consult CSI’s website at www.csi360.com.

Caution: Federal law (USA) restricts this device to sale by or on the order of a physician.

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Cardiovascular Systems, Inc.
November 4, 2015

Cardiovascular Systems, Inc.
Consolidated Statements of Operations
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30,
	2015	2014

Revenues	$43,871	$41,354
Cost of goods sold	8,771	8,885
Gross profit	35,100	32,469
Expenses:
Selling, general and administrative	41,395	33,507
Research and development	6,941	7,152
Total expenses	48,336	40,659
Loss from operations	(13,236)	(8,190)
Interest and other, net	(25)	(34)
Net loss	$(13,261)	$(8,224)

Net loss per common share:
Basic and diluted	$(0.41)	$(0.26)

Weighted average common shares used in computation:
Basic and diluted	32,210,874	31,311,110

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Cardiovascular Systems, Inc.
November 4, 2015

Cardiovascular Systems, Inc.
Consolidated Balance Sheets
(Dollars in Thousands)
(unaudited)

	September 30,	June 30,
	2015	2015
ASSETS
Current assets
Cash and cash equivalents	$76,651	$83,842
Accounts receivable, net	26,864	30,830
Inventories	15,446	13,966
Marketable securities	1,794	1,876
Prepaid expenses and other current assets	2,603	3,380
Total current assets	123,358	133,894
Property and equipment, net	33,711	32,883
Patents, net	4,787	4,511
Other assets	534	40
Total assets	$162,390	$171,328

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,815	$9,763
Accrued expenses	20,047	20,125
Total current liabilities	29,862	29,888
Long-term liabilities
Other liabilities	1,916	2,005
Total liabilities	31,778	31,893
Commitments and contingencies
Total stockholders' equity	130,612	139,435
Total liabilities and stockholders' equity	$162,390	$171,328

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Cardiovascular Systems, Inc.
November 4, 2015

Cardiovascular Systems, Inc.
Supplemental Sales Information
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30,
	2015	2014

Device revenue	$40,575	$36,509
Other product revenue (2)	3,296	4,845
Total revenue	$43,871	$41,354

PAD revenue (2)	$35,180	$36,390
CAD revenue	8,691	4,964
Total revenue	$43,871	$41,354

New customers(1):
PAD	50	57
CAD	47	37

Reorder revenue %	97%	97%

(1)Excludes accounts in the early stage of product introduction and training.
(2)Revenue amounts for 2014 include $1,873 from sale of Asahi guidewires under a distribution agreement that terminated on June 30, 2015.

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Cardiovascular Systems, Inc.
November 4, 2015

Non-GAAP Financial Measures
To supplement CSI's consolidated condensed financial statements prepared in accordance with GAAP, CSI uses a non-GAAP financial measure referred to as "Adjusted EBITDA" in this release.

Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP measure for the respective periods can be found in the table on the next page. In addition, an explanation of the manner in which CSI's management uses Adjusted EBITDA to conduct and evaluate its business, the economic substance behind management's decision to use Adjusted EBITDA, the substantive reasons why management believes that Adjusted EBITDA provides useful information to investors, the material limitations associated with the use of Adjusted EBITDA and the manner in which management compensates for those limitations is included following the reconciliation table.

Cardiovascular Systems, Inc.
Adjusted EBITDA
(Dollars in Thousands)
(unaudited)

	Three Months Ended
	September 30,
	2015	2014

Loss from operations	$(13,236)	$(8,190)
Add: Stock-based compensation	4,107	3,573
Add: Depreciation and amortization	940	408
Adjusted EBITDA	$(8,189)	$(4,209)

Use and Economic Substance of Non-GAAP Financial Measures Used by CSI and Usefulness of Such Non-GAAP Financial Measures to Investors
CSI uses Adjusted EBITDA as a supplemental measure of performance and believes this measure facilitates operating performance comparisons from period to period and company to company by factoring out potential differences caused by depreciation and amortization expense and non-cash charges such as stock based compensation. CSI's management uses Adjusted EBITDA to analyze the underlying trends in CSI's business, assess the performance of CSI's core operations, establish operational goals and forecasts that are used to allocate resources and evaluate CSI's performance period over period and in relation to its competitors' operating results. Additionally, CSI's management is evaluated on the basis of Adjusted EBITDA when determining achievement of their incentive compensation performance targets.

CSI believes that presenting Adjusted EBITDA provides investors greater transparency to the information used by CSI's management for its financial and operational decision-making and allows investors to see CSI's results "through the eyes" of management. CSI also believes that providing this information better enables CSI's investors to understand CSI's operating performance and evaluate the methodology used by CSI's management to evaluate and measure such performance.

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Cardiovascular Systems, Inc.
November 4, 2015

The following is an explanation of each of the items that management excluded from Adjusted EBITDA and the reasons for excluding each of these individual items:

-- Stock-based compensation. CSI excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement. CSI's management also believes that excluding this item from CSI's non-GAAP results is useful to investors to understand the application of stock-based compensation guidance and its impact on CSI's operational performance, liquidity and its ability to make additional investments in the company, and it allows for greater transparency to certain line items in CSI's financial statements.

-- Depreciation and amortization expense. CSI excludes depreciation and amortization expense from its non-GAAP financial measures primarily because such expenses, while constituting ongoing and recurring expenses, are not expenses that require cash settlement and are not used by CSI's management to assess the core profitability of CSI's business operations. CSI's management also believes that excluding these items from CSI's non-GAAP results is useful to investors to understand CSI's operational performance, liquidity and its ability to make additional investments in the company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which CSI Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for CSI's financial results prepared in accordance with GAAP. Some of the limitations associated with CSI's use of these non-GAAP financial measures are:

-- Items such as stock-based compensation do not directly affect CSI's cash flow position; however, such items reflect economic costs to CSI and are not reflected in CSI's "Adjusted EBITDA" and therefore these non-GAAP measures do not reflect the full economic effect of these items.

-- Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than CSI, limiting the usefulness of those measures for comparative purposes.

-- CSI's management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures CSI uses. CSI compensates for these limitations by relying primarily upon its GAAP results and using non-GAAP financial measures only supplementally. CSI provides full disclosure of each non-GAAP financial measure

-- CSI uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. CSI encourages investors to review these reconciliations. CSI qualifies its use of non-GAAP financial measures with cautionary statements as set forth above.

Contacts:

Cardiovascular Systems, Inc. Jack Nielsen (651) 202-4919 j.nielsen@csi360.com	PadillaCRT Marian Briggs (612) 455-1742 marian.briggs@padillacrt.com Matt Sullivan (612) 455-1709 matt.sullivan@padillacrt.com
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